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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement Form S-3 and related Prospectus of Gen-Probe Incorporated for the registration of its common stock, preferred stock, debt securities and warrants and to the incorporation by reference therein of our report dated January 31, 2003, with respect to the consolidated financial statements and schedule of Gen-Probe Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                   ERNST & YOUNG LLP

San Diego, California
August 27, 2003